EXHIBIT 10.6

Class A-2-B Swap Confirmation

29 June 2007

BNP PARIBAS	COUNTRYWIDE HOME LOANS, INC. JENNIFER SANDEFUR
BFI-LSI-CMO-BACK OFFICE SWAPS	Managing Director And Treasurer CHL, Inc.
ACI: CSB04A 1	4500 PARK GRANADA
75450 PARIS CEDEX 09	MSN CH-43
FRANCE	CALABASAS CALIFORNIA 91302
FAX: +33 1 42 98 67 04	UNITED STATES

RATE SWAP TRANSACTION CONFIRMATION
BETWEEN COUNTRYWIDE HOME LOANS, INC. AND BNP PARIBAS

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).  In this Confirmation, “Party A” means BNP Paribas and “Party B” means Countrywide Home Loans, Inc.

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.  References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions.  Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement.  Terms capitalized but not defined herein shall have the meanings attributed to them in the pooling and servicing agreement dated as of June 1, 2007 (the “PSA”) among CWALT, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee.  In the event of any inconsistency between the 2000 Definitions, the PSA and this Confirmation, this Confirmation will govern for the purposes of the Transaction.

This Confirmation will constitute a Confirmation that supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of 28 May 1996, as amended and supplemented from time to time, between Party A and Party B (the “Agreement”).  All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for purposes of this Swap Transaction.

l.           The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Our Reference	66786
General Terms
Notional Amount:
In respect of each Calculation Period ending on a Floating Rate I Payer Period End Date or a Floating Rate II Payer Period End Date, as applicable, the Class Certificate Balance of the Class A-2-B Certificates (CUSIP 02151R AQ6) immediately preceding the Distribution Date in the same calendar month of such Floating Rate I Payer Period End Date or Floating Rate II Payer Period End Date (determined for this purpose without adjustment to Floating Rate I Payer Period End Dates, Floating Rate II Payer Period End Dates or Distribution Dates for any Business Day Convention).

Trade Date:	June 27, 2007
Effective Date:	June 29, 2007
Termination Date:
The earlier of (i) the date on which the Notional Amount has been reduced to zero, and (ii) August 25, 2047 (the earlier of (i) or (ii) subject to adjustment in accordance with the Following Business Day Convention in the case of Floating Amount I and Floating Amount II).

Floating Amount I
Floating Rate I Payer:	Party A
Floating Rate I Payer Period End Dates:	The 25th day of each month from and including July 25, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate I Payer Payment Dates:	Early Payment shall be applicable. Each Floating Rate I Payer Payment Date shall be one (1) Business Day prior to the related Floating Rate I Payer Period End Date.
Floating Rate Option:	LIBOR (as defined in the PSA)
Designated Maturity:	One Month
Spread:
Plus (i) 0.18% per annum in respect of each Calculation Period with a Floating Rate I Payer Period End Date falling on or before the Optional Termination Date, and (ii) 0.36% per annum in respect of each Calculation Period (if any) with a Floating Rate I Payer Period End Date falling in the period after the Optional Termination Date.

Floating Rate I Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable
Floating Amount II
Floating Rate II Payer:	Party B
Floating Rate II Payer Period End Dates:	The 25th day of each month from and including July 25, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate II Payer Payment Dates:	The 25th day of each month from and including July 25, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Amount II:
Notwithstanding Section 6.1 of the 2000 Definitions, in respect of each Calculation Period ending on a Floating Rate II Payer Period End Date, the sum of:

(a) the lesser of (i) the sum of (a) the Swap Fee for that Calculation Period and (b) any unpaid Swap Fee from prior Calculation Periods and (ii) Interest Funds available pursuant to Section 4.02(a)(2) of the PSA on the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date for payment of such Swap Fee and unpaid Swap Fee;

(b)  the excess, if any, of (i) the product of (a) the Pass-Through Rate for the Class A-2-B Certificates in respect of the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date, (b) the Notional Amount and (c) the Floating Rate II Day Count Fraction over (ii) any Net Deferred Interest allocated to the Class A-2-B Certificates in accordance with the PSA on the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date;

(c)  the product of (i) the Pass-Through Rate for the Class A-2-B Certificates in respect of the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date, (ii) the Class A-2-B Swap Principal Amount immediately prior to the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date and (iii) the Floating Rate II Day Count Fraction;

(d)  all amounts required under Sections 4.02(b), 4.02(c) and 4.02(d) of the PSA to be deposited into the Class A-2-B Swap Account in reduction of the Class A-2-B Swap Principal Amount in respect of the Distribution Date in the same calendar month as such Floating Rate II Payer Period End Date; and

(e)  all amounts required under Sections 4.02(c) and 4.02(d) of the PSA to be deposited in the Class A-2-B Swap Account with respect to any Net Rate Carryover in respect of the Class A-2-B Certificates in respect of the Distribution Date in the same calendar month as such Floating Rate Payer II Period End Date.

Swap Fee:
For any Calculation Period and Floating Rate Payer II Period End Date, the product of (a) (i) 0.06% per annum in respect of each Calculation Period with a Floating Rate II Payer Period End Date falling on or before the Optional Termination Date, and (ii) 0.12% per annum in respect of each Calculation Period (if any) with a Floating Rate II Payer Period End Date falling in the period after the Optional Termination Date, (b) the Notional Amount and (c) the Floating Rate II Day Count Fraction.

Floating Rate II Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Additional Payment:	Party B shall pay Party A the sum of USD 42,000 on the Effective Date subject to adjustment in accordance with the Following Business Day Convention.
Other Provisions
Business Days:	New York
Amendment to Section 2(c) of the Agreement:
Notwithstanding anything to the contrary in Section 2(c) of the Agreement, amounts that are payable with respect to Calculation Periods which end in the same calendar month (prior to any adjustment of period end dates) shall be netted, as provided in Section 2(c) of the Agreement, even if such amounts are not due on the same payment date.  For avoidance of doubt, any payments pursuant to Section 6(e) of the Agreement in respect of this Transaction shall be subject to netting in accordance with the Agreement.

Procedural Terms
Account Details:
Payments to Party A:	BNP PARIBAS NEW YORK, NEW YORK Swift Code: BNPAUS3NXXX A/C 00200-194093-001-36 Favor: BNP PARIBAS Swift Code: BNPAFRPP Attn: Swaps and Derivatives Back Office
Payments to Party B:	As per Party B’s standard settlement instructions.
Assignment:	Party A will not unreasonably withhold or delay its consent to an assignment of this Transaction to any other third party.

This agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this confirmation enclosed for that purpose and returning it to us or by sending to us a letter or fax substantially similar to this letter, which letter or fax sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

Yours sincerely,

BNP PARIBAS SECURITIES CORP., ON BEHALF OF BNP PARIBAS

For and on behalf of BNP PARIBAS SECURITIES CORP., ON BEHALF OF BNP PARIBAS	For and on behalf of COUNTRYWIDE HOME LOANS, INC.

/s/ Kerri Nuccio	/s/ Ellen Coleman
Name: Kerri Nuccio	Name: Ellen Coleman
Title: Authorized Signatory	Title: Vice President
Date: 6/30/07	Date:

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